Exhibit (a) (vi) under Form N-1A
                                           Exhibit 3 (i) under Item 601/Reg. S-K


                            FEDERATED INDEX TRUST

                                AMENDMENT #14
                         TO THE RESTATED AND AMENDED
                             DECLARATION OF TRUST

                              Dated May 19, 2000

      THIS Restated and Amended Declaration of Trust is amended as follows:

A. Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:

      Section 5.  Establishment and Designation of Series or Class.

      Without limiting the authority of the Trustees set forth in
      Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series shall be, and are established and designated as:

                      Federated Max-Cap Index Fund
                             Class C Shares
                             Class K Shares
                      Institutional Service Shares
                          Institutional Shares
                      Federated Mid-Cap Index Fund
                     Federated Mini-Cap Index Fund
                             Class C Shares
                          Institutional Shares

      The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2003.

      WITNESS the due execution hereof this 13th day of February, 2003.


/s/ John F. Donahue                 /s/ Lawrence D. Ellis, M.D.
------------------------------      ------------------------------
John F. Donahue                     Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley                /s/ Peter E. Madden
------------------------------      ------------------------------
Thomas G. Bigley                    Peter E. Madden

/s/ John T. Conroy, Jr.             /s/ Charles F. Mansfield, Jr.
------------------------------      ------------------------------
John T. Conroy, Jr.                 Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis        /s/ John E. Murray, Jr.
------------------------------      ------------------------------
Nicholas P. Constantakis            John E. Murray, Jr.

/s/ John F. Cunningham              /s/ Marjorie P. Smuts
------------------------------      ------------------------------
John F. Cunningham                  Marjorie P. Smuts

/s/ J. Christopher Donahue          /s/ John S. Walsh
------------------------------      ------------------------------
J. Christopher Donahue              John S. Walsh